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                                  Exhibit 23.1

          CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of IRIDEX Corporation and subsidiaries in Form S-8 (File No. 333-4264) of our reports dated January 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of IRIDEX Corporation as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, which reports are in this Annual Report on Form 10-K.




                                          /s/ Coopers & Lybrand L.L.P.




San Jose, California
March 30, 1998